EXHIBIT 99

May 2, 2023

Cummins Reports Record First Quarter 2023 Results

•Record first quarter revenues of $8.5 billion; Record GAAP1 Net Income of $790 million
•EBITDA in the first quarter was 16.1 percent of sales; Record Diluted EPS of $5.55
•First quarter results include $18 million, or $0.10 per diluted share, of costs related to the separation of the Filtration business.
•The company is raising its full year 2023 revenue guidance to be up 15 to 20 percent; an increase from previous guidance of up 12 to 17 percent.
•EBITDA is now expected to be in the range of 15.0 to 15.7 percent; an increase from previous guidance of 14.5 to 15.2 percent.

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported results for the first quarter of 2023.

First quarter revenues of $8.5 billion increased 32 percent from the same quarter in 2022. Sales in North America increased 39 percent and international revenues increased 24 percent due to the addition of Meritor and strong demand across all key global markets.

“The company achieved record revenues, EBITDA and EPS in the first quarter of 2023, with demand for our products remaining strong across most of our key markets and regions,” said Jennifer Rumsey, President and CEO. “We are delivering cycle-over-cycle improvement in financial performance despite persistent supply chain constraints, and we continue to invest in sustainable solutions that will protect our planet for future generations and support the success of our customers.”

Net income attributable to Cummins in the first quarter was $790 million, or $5.55 per diluted share compared to $418 million, or $2.92 per diluted share, in 2022, which included $158 million, or $1.03 per diluted share, of costs related to the indefinite suspension of operations in Russia. Results included costs associated with the separation of the Filtration business of $18 million, or $0.10 per diluted share, in the first quarter of 2023, and $17 million, or $0.09 per diluted share, in the first quarter of 2022. The tax rate in the first quarter was 21.7 percent including $3 million, or $0.02 per diluted share, of favorable discrete tax items.

Earnings before interest, taxes, depreciation and amortization (EBITDA) in the first quarter were $1.4 billion, or 16.1 percent of sales, compared to $755 million, or 11.8 percent of sales, a year ago. EBITDA for the first quarter of 2023 included the costs related to the separation of the Filtration business and the first quarter 2022 EBITDA included the costs related to the indefinite suspension of operations in Russia and costs related to the separation of the Filtration business as noted above.

2023 Outlook:

Based on its current forecast, Cummins is raising its full year 2023 revenue guidance to be up 15 to 20 percent, an increase from our prior projections of up 12 to 17 percent due to stronger demand across most markets. EBITDA is expected to be in the range of 15.0 to 15.7 percent, an increase from the prior range of

14.5 and 15.2 percent of sales.

The outlook above includes the projected results of the Meritor business for 2023, but excludes any costs or benefits associated with the planned separation of the Filtration business. Within the Components Segment, Cummins expects revenues of the Meritor business for 2023 to be between $4.7 billion to $4.9 billion, an increase from $4.5 billion to $4.7 billion previously, and EBITDA to be in the range of 10.3 to 11.0 percent of sales, consistent with prior guidance.

The company plans to continue to generate strong operating cash flow and returns for shareholders and is committed to our long-term strategic goal of returning 50 percent of operating cash flow back to shareholders. In the near term, we will focus on reinvesting for profitable growth, dividends and reducing debt.

“We have raised our guidance on revenue and profitability for 2023 due to continued demand for Cummins’ products and services. We will continue monitoring global economic indicators closely to ensure we are prepared should economic momentum slow,” said Rumsey. “Cummins is in a strong position to keep investing in future growth, bringing new technologies to customers and returning cash to shareholders.”

First Quarter 2023 Highlights:

•In March, Cummins announced the launch of Accelera by Cummins, a new brand for its New Power business unit. Accelera provides a diverse portfolio of zero-emissions solutions for many of the world’s most vital industries empowering customers to accelerate their transition to a sustainable future.

•Accelera announced that it will supply a 90-megawatt (MW) proton exchange membrane (PEM) electrolyzer system for Varennes Carbon Recycling’s (VCR) plant in Quebec, Canada – a key step in advancing North America’s green hydrogen economy.

•Progress continues to be made on the planned separation of the Filtration business. In February, the company announced that its Filtration business, Atmus Filtration Technologies, has filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission for a proposed underwritten initial public offering of newly issued common stock.

•Cummins received several prestigious honors during the quarter including being named to Ethisphere’s World’s Most Ethical Companies list for the 16th consecutive year, included in Sustainalytics’ 2023 Top-Rated Companies list, recognizing the best performing sustainability/ESG companies, and ranked first in the Automotive and Components industry in Newsweek’s annual ranking of America’s Most Responsible Companies. Also, Cummins was one of 66 companies honored as America’s Top Corporations for Women’s Business Enterprises in 2023 for the way it works with women-owned businesses and was recognized as a 2023 Military Friendly Employer, receiving the bronze designation for creating sustainable and meaningful benefits for the military community.

First quarter 2023 detail (all comparisons to same period in 2022):
Components Segment

•Sales - $3.6 billion, up 79 percent
•Segment EBITDA - $507 million, or 14.3 percent of sales, which includes $12 million of costs related to the separation of the Filtration business compared to $320 million, or 16.1 percent of sales, which includes $6 million of costs from the indefinite suspension of operations in Russia.
•Revenues in North America increased by 87 percent and international sales increased by 69 percent due to the addition of Meritor and increased global demand.

Engine Segment

•Sales - $3.0 billion, up 8 percent
•Segment EBITDA - $457 million, or 15.3 percent of sales, compared to $390 million or 14.2 percent of sales, which includes $32 million of costs from the indefinite suspension of operations in Russia.
•On-highway revenues increased 9 percent driven by strong demand in the North American truck market, pricing actions and strong aftermarket demand.
•Sales increased 9 percent in North America and grew 8 percent in international markets due to an increase in China and India demand.

Distribution Segment

•Sales - $2.4 billion, up 14 percent
•Segment EBITDA - $335 million, or 13.9 percent of sales, compared to $110 million, or 5.2 percent of sales, which includes $100 million of costs from the indefinite suspension of operations in Russia.
•Revenues in North America increased 24 percent and international sales decreased by 5 percent.
•Higher revenues were driven by increased demand for parts, service, and whole goods and pricing actions.

Power Systems Segment

•Sales - $1.3 billion, up 16 percent
•Segment EBITDA - $219 million, or 16.3 percent of sales, compared to $90 million, or 7.8 percent of sales, which includes $20 million of costs from the indefinite suspension of operations in Russia
•Power generation revenues increased 16 percent driven by increased global demand and pricing actions. Industrial revenues increased 16 percent due to strong demand for aftermarket products and increased demand in oil and gas markets.

Accelera Segment

•Sales - $85 million, up 174 percent
•Segment EBITDA loss - $94 million
•Revenues increased due to higher demand for battery electric systems in the North American school bus market and the additions of the electric powertrain portion of the Meritor business and Siemens Commercial Vehicle business.
•Costs associated with the development of electric powertrains, fuel cells and electrolyzers, as well as products to support battery electric vehicles are contributing to EBITDA losses.

1 Generally Accepted Accounting Principles

About Cummins Inc.

Cummins Inc., a global power leader, is a corporation of complementary business segments that design, manufacture, distribute and service a broad portfolio of power solutions. The company’s products range from diesel, natural gas, electric and hybrid powertrains and powertrain-related components including filtration, aftertreatment, turbochargers, fuel systems, controls systems, air handling systems, automated transmissions, axles, drivelines, brakes, suspension systems, electric power generation systems, batteries, electrified power systems, electric powertrains, hydrogen production and fuel cell products. Headquartered in Columbus, Indiana (U.S.), since its founding in 1919, Cummins employs approximately 73,600 people committed to powering a more prosperous world through three global corporate responsibility priorities critical to healthy communities: education, environment and equality of opportunity. Cummins serves its customers online, through a network of company-owned and independent distributor locations, and through thousands of dealer locations worldwide and earned about $2.2 billion on sales of $28.1 billion in 2022. See how Cummins is powering a world that's always on by accessing news releases and more information at https://www.cummins.com/always-on.

Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward-looking statements include, without limitation, statements relating to our plans and expectations for our revenues and EBITDA. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: any adverse results of our internal review into our emissions certification process and compliance with emission standards; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emission standards around the world; changes in international, national and regional trade laws, regulations and policies; changes in taxation; global legal and ethical compliance costs and risks; evolving environmental and climate change legislation and regulatory initiatives; future bans or limitations on the use of diesel-powered products; failure to successfully integrate and / or failure to fully realize all of the anticipated benefits of the acquisition of Meritor, Inc. (Meritor); raw material, transportation and labor price fluctuations and supply shortages; any adverse effects of the conflict between Russia and Ukraine and the global response (including government bans or restrictions on doing business in Russia); aligning our capacity and production with our demand; the actions of, and income from, joint ventures and other investees that we do not directly control; large truck manufacturers' and original equipment manufacturers' customers discontinuing outsourcing their engine supply needs or experiencing financial distress, or change in control; product recalls; variability in material and commodity costs; the development of new technologies that reduce demand for our current products and services; lower than expected acceptance of new or existing products or services; product liability claims; our sales mix of products; failure to complete, adverse results from or failure to realize the expected benefits of the separation of our filtration business; our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions and divestitures and related uncertainties of entering such transactions; increasing interest rates; challenging markets for talent and ability to attract, develop and retain key personnel; climate change, global warming, more stringent climate change regulations, accords, mitigation efforts, greenhouse gas regulations or other legislation designed to address climate change; exposure to potential security breaches or other disruptions to our information technology environment and data security; political, economic and other risks from operations in numerous countries including political, economic and social uncertainty and the evolving globalization of our business; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; failure to meet environmental, social and governance (ESG) expectations or standards, or achieve our ESG goals; labor relations or work stoppages; foreign currency exchange rate changes; the performance of our pension plan assets and volatility of discount rates; the price and availability of energy; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2022 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.
Presentation of Non-GAAP Financial Information

EBITDA is a non-GAAP measure used in this release and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release, except for forward-looking measures of EBITDA where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the non-cash items that are excluded from the non-GAAP outlook measure. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBITDA is a measure used internally to assess the performance of the operating units.

Webcast information

Cummins management will host a teleconference to discuss these results today at 10 a.m. EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Three months ended
	March 31,
In millions, except per share amounts	2023	2022
NET SALES	$8,453	$6,385
Cost of sales	6,424	4,853
GROSS MARGIN	2,029	1,532
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	753	615
Research, development and engineering expenses	350	298
Equity, royalty and interest income from investees	119	96
Other operating expense, net	19	111
OPERATING INCOME	1,026	604
Interest expense	87	17
Other income (expense), net	90	(9)
INCOME BEFORE INCOME TAXES	1,029	578
Income tax expense	223	155
CONSOLIDATED NET INCOME	806	423
Less: Net income attributable to noncontrolling interests	16	5
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$790	$418

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$5.58	$2.94
Diluted	$5.55	$2.92

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	141.5	142.2
Diluted	142.4	143.1

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

In millions, except par value	March 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$1,980	$2,101
Marketable securities	459	472
Total cash, cash equivalents and marketable securities	2,439	2,573
Accounts and notes receivable, net	5,834	5,202
Inventories	5,878	5,603
Prepaid expenses and other current assets	1,217	1,073
Total current assets	15,368	14,451
Long-term assets
Property, plant and equipment, net	5,590	5,521
Investments and advances related to equity method investees	1,860	1,759
Goodwill	2,365	2,343
Other intangible assets, net	2,640	2,687
Pension assets	1,496	1,398
Other assets	2,114	2,140
Total assets	$31,433	$30,299

LIABILITIES
Current liabilities
Accounts payable (principally trade)	$4,636	$4,252
Loans payable	229	210
Commercial paper	2,545	2,574
Current maturities of long-term debt	569	573
Accrued compensation, benefits and retirement costs	510	617
Current portion of accrued product warranty	746	726
Current portion of deferred revenue	1,040	1,004
Other accrued expenses	1,648	1,465
Total current liabilities	11,923	11,421
Long-term liabilities
Long-term debt	4,409	4,498
Deferred revenue	937	844
Other liabilities	3,283	3,311
Total liabilities	$20,552	$20,074

Redeemable noncontrolling interests	$261	$258

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.5 and 222.5 shares issued	$2,230	$2,243
Retained earnings	18,605	18,037
Treasury stock, at cost, 80.9 and 81.2 shares	(9,389)	(9,415)
Accumulated other comprehensive loss	(1,823)	(1,890)
Total Cummins Inc. shareholders’ equity	9,623	8,975
Noncontrolling interests	997	992
Total equity	$10,620	$9,967
Total liabilities, redeemable noncontrolling interests and equity	$31,433	$30,299

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Three months ended
	March 31,
In millions	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$806	$423
Adjustments to reconcile consolidated net income to net cash provided by operating activities
Depreciation and amortization	246	161
Deferred income taxes	(38)	(66)
Equity in income of investees, net of dividends	(67)	(76)
Pension and OPEB expense	1	9
Pension contributions and OPEB payments	(92)	(43)
Russian suspension costs	—	158
(Gain) loss on corporate owned life insurance	(19)	37
Foreign currency remeasurement and transaction exposure	(11)	(7)
Changes in current assets and liabilities, net of acquisitions
Accounts and notes receivable	(621)	(417)
Inventories	(263)	(289)
Other current assets	(142)	(57)
Accounts payable	381	484
Accrued expenses	151	(251)
Changes in other liabilities	64	70
Other, net	99	28
Net cash provided by operating activities	495	164

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(193)	(104)
Acquisition of a business, net of cash acquired	—	83
Investments in marketable securities—acquisitions	(326)	(197)
Investments in marketable securities—liquidations	345	254
Other, net	(54)	(46)
Net cash used in investing activities	(228)	(10)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	43	14
Net payments of commercial paper	(29)	(2)
Payments on borrowings and finance lease obligations	(142)	(24)
Dividend payments on common stock	(222)	(207)
Repurchases of common stock	—	(311)
Other, net	(13)	33
Net cash used in financing activities	(363)	(497)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(25)	27
Net decrease in cash and cash equivalents	(121)	(316)
Cash and cash equivalents at beginning of year	2,101	2,592
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,980	$2,276

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
REORGANIZATION WITHIN CERTAIN SEGMENTS, REBRANDING A SEGMENT AND TRANSFER OF A JOINT VENTURE BETWEEN SEGMENTS
Beginning in the first quarter of 2023, we realigned certain businesses and regions within our reportable segments to be consistent with how our segment managers monitor the performance of our segments. We reorganized the businesses within our Components segment to carve out the electronics business into the newly formed software and electronics business and combined the turbo technologies and fuel systems businesses into the newly formed engine components business. Our Components segment now consists of the following businesses: axles and brakes, emission solutions, engine components, filtration, automated transmissions and software and electronics. As a result of the indefinite suspension of operations in Russia, we reorganized the regional management structure of our Distribution segment and moved all Commonwealth of Independent States (CIS) sales into the Europe and Africa and Middle East regions. The Russian portion of prior period CIS sales moved to the Europe region. In March 2023, we rebranded our New Power segment as "Accelera" to better represent our commitment to zero-emission technologies. In addition, we moved our NPROXX joint venture from the Accelera segment to the Engine segment, which adjusted both the equity, royalty and interest income from investees and segment EBITDA line items for the current and prior year. We started to report results for the changes within our operating segments effective January 1, 2023, and reflected these changes in the historical periods presented. These changes had no impact on our consolidated results. Descriptions of the new Components' businesses and adjusted prior period balances for all segments are shown below:
Components Segment
•Engine components - We design, manufacture and market turbocharger, valvetrain and fuel system technologies for light-duty, mid-range, heavy-duty and high-horsepower markets across North America, Europe, China and India.
•Software and electronics - We develop, supply and remanufacture control units, specialty sensors, power electronics, actuators and software for on-highway, off-highway and power generation applications. We primarily serve markets in the Americas, China, India and Europe.
Adjusted balances for the Components' businesses are shown in the "SEGMENT SALES DATA" section below under "Components Segment Sales by Business."
External sales in 2022 and 2021 for our Components segment by business, as adjusted, were as follows:

2022
In millions	Q1	Q2	Q3	Q4	YTD
Axles and brakes	$—	$—	$732	$1,147	$1,879
Emission solutions	808	767	748	763	3,086
Engine components	240	223	239	244	946
Filtration	308	319	322	310	1,259
Automated transmissions	134	143	159	157	593
Software and electronics	27	25	20	12	84
Total sales	$1,517	$1,477	$2,220	$2,633	$7,847

2021
In millions	YTD
Emission solutions	$3,142
Engine components	1,019
Filtration	1,171
Automated transmissions	481
Software and electronics	119
Total sales	$5,932

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
Distribution Segment
Total segment sales in 2022 and 2021 for our Distribution segment by region, as adjusted, were as follows:

2022
In millions	Q1	Q2	Q3	Q4	YTD
North America	$1,367	$1,494	$1,512	$1,575	$5,948
Asia Pacific	246	242	260	268	1,016
Europe	281	248	182	218	929
China	83	99	92	81	355
Africa and Middle East	50	61	79	61	251
Latin America	41	56	58	55	210
India	49	53	56	62	220
Total sales	$2,117	$2,253	$2,239	$2,320	$8,929

2021
In millions	YTD
North America	$4,912
Asia Pacific	906
Europe	966
China	330
Africa and Middle East	278
Latin America	182
India	198
Total sales	$7,772

External sales in 2022 and 2021 for our Distribution segment by region, as adjusted, were as follows:

2022
In millions	Q1	Q2	Q3	Q4	YTD
North America	$1,371	$1,491	$1,512	$1,574	$5,948
Asia Pacific	244	242	258	267	1,011
Europe	275	246	181	212	914
China	82	99	89	81	351
Africa and Middle East	50	61	79	60	250
Latin America	41	56	58	55	210
India	48	52	55	62	217
Total sales	$2,111	$2,247	$2,232	$2,311	$8,901

2021
In millions	YTD
North America	$4,902
Asia Pacific	901
Europe	962
China	323
Africa and Middle East	278
Latin America	182
India	194
Total sales	$7,742

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
Accelera Segment NPROXX joint venture move to Engine Segment
The move of our NPROXX joint venture from our Accelera segment to Engine segment resulted in adjustments to prior period balances as follows:

	2022					2021
In millions	Q1	Q2	Q3	Q4	Total	Total
Engine
Equity, royalty and interest income from investees, as disclosed	$44	$59	$28	$35	$166	$340
NPROXX loss adjustment	(2)	(1)	(1)	(2)	(6)	(5)
Equity, royalty and interest income from investees, as adjusted	$42	$58	$27	$33	$160	$335

Segment EBITDA, as disclosed	$392	$422	$363	$364	$1,541	$1,411
NPROXX loss adjustment	(2)	(1)	(1)	(2)	(6)	(5)
Segment EBITDA, as adjusted	$390	$421	$362	$362	$1,535	$1,406

Investments and advances to equity investees, as disclosed					$590	$742
NPROXX investment adjustment					27	29
Investments and advances to equity investees, as adjusted					$617	$771

Accelera
Equity, royalty and interest (loss) income from investees, as disclosed	$(3)	$(4)	$(5)	$4	$(8)	$(3)
NPROXX loss adjustment	2	1	1	2	6	5
Equity, royalty and interest (loss) income from investees, as adjusted	$(1)	$(3)	$(4)	$6	$(2)	$2

Segment EBITDA, as disclosed	$(67)	$(80)	$(96)	$(97)	$(340)	$(223)
NPROXX loss adjustment	2	1	1	2	6	5
Segment EBITDA, as adjusted	$(65)	$(79)	$(95)	$(95)	$(334)	$(218)

Investments and advances to equity investees, as disclosed					$60	$49
NPROXX investment adjustment					(27)	(29)
Investments and advances to equity investees, as adjusted					$33	$20

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
Summarized financial information regarding our reportable operating segments for the three months ended, including adjusted prior year balances for the changes noted above, is shown in the table below:

In millions	Components		Engine		Distribution	Power Systems	Accelera	Total Segments	Intersegment Eliminations (1)	Total
Three months ended March 31, 2023
External sales	$3,043		$2,252		$2,399	$679	$80	$8,453	$—	$8,453
Intersegment sales	514		734		7	664	5	1,924	(1,924)	—
Total sales	3,557		2,986		2,406	1,343	85	10,377	(1,924)	8,453
Research, development and engineering expenses	91		134		14	63	48	350	—	350
Equity, royalty and interest income (loss) from investees	21		65		24	13	(4)	119	—	119
Interest income	6		3		7	2	—	18	—	18
EBITDA (2)	507	(3)	457		335	219	(94)	1,424	(63)	1,361
Depreciation and amortization (4)	123		51		28	29	14	245	—	245

EBITDA as a percentage of total sales	14.3%		15.3%		13.9%	16.3%	NM	13.7%		16.1%

Three months ended March 31, 2022
External sales	$1,517		$2,049		$2,111	$683	$25	$6,385	$—	$6,385
Intersegment sales	471		704		6	477	6	1,664	(1,664)	—
Total sales	1,988		2,753		2,117	1,160	31	8,049	(1,664)	6,385
Research, development and engineering expenses	76		109		13	64	36	298	—	298
Equity, royalty and interest income (loss) from investees	28		42	(5)	16	11	(1)	96	—	96
Interest income	1		4		2	1	—	8	—	8
Russian suspension costs	6		32	(6)	100	20	—	158	—	158
EBITDA (2)	320		390		110	90	(65)	845	(90)	755
Depreciation and amortization (4)	43		51		28	31	7	160	—	160

EBITDA as a percentage of total sales	16.1%		14.2%		5.2%	7.8%	NM	10.5%		11.8%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the three months ended March 31, 2023 and 2022, except for $6 million and $17 million of costs associated with the planned separation of our filtration business in 2023 and 2022, respectively.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests.
(3) Includes $12 million of costs associated with the planned separation of our filtration business.
(4) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as interest expense. The amortization of debt discount and deferred costs was $1 million and $1 million for the three months ended March 31, 2023 and 2022, respectively. A portion of depreciation expense is included in research, development and engineering expenses.

(5) Includes a $28 million impairment of our joint venture with KAMAZ and $3 million of royalty charges as part of our costs associated with the suspension of our Russian operations.
(6) Includes $31 million of Russian suspension costs reflected in the equity, royalty and interest income (loss) from investees line above.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

A reconciliation of our segment information to the corresponding amounts in the Condensed Consolidated Statements of Net Income is shown in the table below:

	Three months ended
	March 31,
In millions	2023	2022
EBITDA	$1,361	$755

EBITDA as a percentage of net sales	16.1%	11.8%

Less:
Interest expense	87	17
Depreciation and amortization	245	160
INCOME BEFORE INCOME TAXES	1,029	578
Less: Income tax expense	223	155
CONSOLIDATED NET INCOME	806	423
Less: Net income attributable to noncontrolling interests	16	5
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$790	$418

Net income attributable to Cummins Inc. as a percentage of net sales	9.3%	6.5%

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES
Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Net Income for the reporting periods was as follows:

	Three months ended
	March 31,
In millions	2023	2022
Manufacturing entities
Dongfeng Cummins Engine Company, Ltd.	$19	$16
Beijing Foton Cummins Engine Co., Ltd.	16	14
Chongqing Cummins Engine Company, Ltd.	9	9
Tata Cummins, Ltd.	8	9
All other manufacturers	19	(10)	(1)
Distribution entities
Komatsu Cummins Chile, Ltda.	14	7
All other distributors	3	2
Cummins share of net income	88	47
Royalty and interest income	31	49
Equity, royalty and interest income from investees	$119	$96

(1) Includes a $28 million impairment of our joint venture with KAMAZ and $3 million of royalty charges as part of our costs associated with the suspension of our Russian operations.
INCOME TAXES
Our effective tax rate for 2023 is expected to approximate 22.0 percent, excluding any discrete items that may arise.
Our effective tax rate for the three months ended March 31, 2023, was 21.7 percent and contained favorable discrete tax items of $3 million, or $0.02 per share, primarily due to share-based compensation tax benefits.
Our effective tax rate for the three months ended March 31, 2022, was 26.8 percent and contained unfavorable discrete tax items of $31 million, or $0.22 per share, primarily due to $18 million of unfavorable changes associated with the indefinite suspension of Russian operations, $9 million of net unfavorable changes in tax reserves and $4 million of net unfavorable other discrete tax items.

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Reconciliation of Non GAAP measures - Earnings before interest, income taxes, depreciation and amortization and noncontrolling interests (EBITDA)
We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors. We believe EBITDA excluding special items is a useful measure of our operating performance without regard to the costs associated with the planned separation of our filtration business and indefinite suspension of Russian operations. This statement excludes forward looking measures of EBITDA where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of non-cash items that are excluded from the non-GAAP outlook measure.
EBITDA is not in accordance with, or an alternative for, accounting principles generally accepted in the United States (GAAP) and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA calculation are derived from amounts included in the Condensed Consolidated Statements of Net Income. Below is a reconciliation of “Net income attributable to Cummins Inc.” to EBITDA for each of the applicable periods:

	Three months ended
	March 31,
In millions	2023	2022
Net income attributable to Cummins Inc.	$790	$418

Net income attributable to Cummins Inc. as a percentage of net sales	9.3%	6.5%

Add:
Net income attributable to noncontrolling interests	16	5
Consolidated net income	806	423

Add:
Interest expense	87	17
Income tax expense	223	155
Depreciation and amortization	245	160
EBITDA	$1,361	$755

EBITDA as a percentage of net sales	16.1%	11.8%

Add:
Filtration separation costs	18	17
Russian suspension costs	—	158

EBITDA, excluding costs associated with the separation of our filtration business and indefinite suspension of Russian operations	$1,379	$930

EBITDA, excluding costs associated with the separation of our filtration business and indefinite suspension of Russian operations, as a percentage of net sales	16.3%	14.6%

CUMMINS INC. AND SUBSIDIARIES
SEGMENT SALES DATA
(Unaudited)
Components Segment Sales by Business
Sales for our Components segment by business, adjusted for the reorganized businesses as note above, were as follows:

2023
In millions	Q1	Q2	Q3	Q4	YTD
Axles and brakes	$1,272	$—	$—	$—	$1,272
Emission solutions	1,056	—	—	—	1,056
Engine components	581	—	—	—	581
Filtration	417	—	—	—	417
Automated transmissions	179	—	—	—	179
Software and electronics	52	—	—	—	52
Total sales	$3,557	$—	$—	$—	$3,557

2022
In millions	Q1	Q2	Q3	Q4	YTD
Axles and brakes	$—	$—	$732	$1,147	$1,879
Emission solutions	910	863	853	868	3,494
Engine components	502	503	509	493	2,007
Filtration	382	391	399	385	1,557
Automated transmissions	134	143	159	157	593
Software and electronics	60	50	51	45	206
Total sales	$1,988	$1,950	$2,703	$3,095	$9,736

2021
In millions	YTD
Emission solutions	$3,499
Engine components	2,009
Filtration	1,438
Automated transmissions	478
Software and electronics	241
Total sales	$7,665
Engine Segment Sales by Market and Unit Shipments by Engine Classification
Sales for our Engine segment by market were as follows:

2023
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$1,114	$—	$—	$—	$1,114
Medium-duty truck and bus	903	—	—	—	903
Light-duty automotive	439	—	—	—	439
Off-highway	530	—	—	—	530
Total sales	$2,986	$—	$—	$—	$2,986

2022
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$908	$1,001	$972	$966	$3,847
Medium-duty truck and bus	848	875	868	869	3,460
Light-duty automotive	498	456	466	318	1,738
Off-highway	499	443	473	485	1,900
Total sales	$2,753	$2,775	$2,779	$2,638	$10,945

Unit shipments by engine classification (including unit shipments to Power Systems and off-highway engine units included in their respective classification) were as follows:

2023
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	34,700	—	—	—	34,700
Medium-duty	78,900	—	—	—	78,900
Light-duty	55,000	—	—	—	55,000
Total units	168,600	—	—	—	168,600

2022
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	28,600	30,900	30,200	31,000	120,700
Medium-duty	72,600	68,800	69,800	72,400	283,600
Light-duty	66,500	60,400	58,300	42,400	227,600
Total units	167,700	160,100	158,300	145,800	631,900
Distribution Segment Sales by Product Line
Sales for our Distribution segment by product line were as follows:

2023
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$1,057	$—	$—	$—	$1,057
Power generation	492	—	—	—	492
Engines	456	—	—	—	456
Service	401	—	—	—	401
Total sales	$2,406	$—	$—	$—	$2,406

2022
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$924	$990	$945	$959	$3,818
Power generation	401	441	431	501	1,774
Engines	441	429	449	457	1,776
Service	351	393	414	403	1,561
Total sales	$2,117	$2,253	$2,239	$2,320	$8,929

Power Systems Segment Sales by Product Line and Unit Shipments by Engine Classification
Sales for our Power Systems segment by product line were as follows:

2023
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$770	$—	$—	$—	$770
Industrial	455	—	—	—	455
Generator technologies	118	—	—	—	118
Total sales	$1,343	$—	$—	$—	$1,343

2022
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$664	$657	$739	$730	$2,790
Industrial	393	428	483	468	1,772
Generator technologies	103	118	127	123	471
Total sales	$1,160	$1,203	$1,349	$1,321	$5,033
High-horsepower unit shipments by engine classification were as follows:

2023
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,900	—	—	—	2,900
Industrial	1,500	—	—	—	1,500
Total units	4,400	—	—	—	4,400

2022
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,200	2,400	2,400	2,700	9,700
Industrial	1,100	1,200	1,200	1,400	4,900
Total units	3,300	3,600	3,600	4,100	14,600